Exhibit 5.1

[Dorsey & Whitney LLP Letterhead]

April 18, 2014

U.S. Bancorp

800 Nicollet Mall

Minneapolis, MN 55402

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (“Registration Statement”) that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering:

(i) up to 200,000 shares (the “Executive DCP Shares”) of Common Stock that may be issued from time to time in connection with distributions from the U.S. Bancorp Executive Employees Deferred Compensation Plan and the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the “2005 Executive DCP” and, together with the U.S. Bancorp Executive Employees Deferred Compensation Plan, the “Executive Plans”);

(ii) up to 500,000 shares (the “Director DCP Shares”) of Common Stock that may be issued from time to time in connection with distributions from the U.S. Bancorp Outside Directors Deferred Compensation Plan and the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the “2005 Director DCP” and, together with the U.S. Bancorp Outside Directors Deferred Compensation Plan, the “Director Plans”);

(iii) up to $54,000,000 in aggregate value of deferred compensation obligations (“Executive DCP Obligations”), which represent unsecured obligations of the Company to pay deferred compensation to eligible participants in the future in accordance with terms of the 2005 Executive DCP; and

(iv) up to $2,000,000 in aggregate value of deferred compensation obligations (“Director DCP Obligations”), which represent unsecured obligations of the Company to pay deferred compensation to eligible participants in the future in accordance with terms of the 2005 Director DCP.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than U.S. Bancorp, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of U.S. Bancorp and of public officials.

Based on the foregoing, we are of the opinion that:

(i) the Executive DCP Shares to be issued by U.S. Bancorp to make distributions from the Executive Plans have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Executive Plans, will be validly issued, fully paid and nonassessable;

(ii) the Director DCP Shares to be issued by U.S. Bancorp to make distributions from the Director Plans have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Director Plans, will be validly issued, fully paid and nonassessable;

(iii) upon completion of the actions being taken, or contemplated to be taken, by U.S. Bancorp in administering the 2005 Executive DCP, the Executive DCP Obligations will be valid and binding obligations of U.S. Bancorp, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, garnishment or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(iv) upon completion of the actions being taken, or contemplated to be taken, by U.S. Bancorp in administering the 2005 Director DCP, the Director DCP Obligations will be valid and binding obligations of U.S. Bancorp, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, garnishment or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

To the extent that the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), pertain to provisions of the Executive Plans and Director Plans, such provisions comply with the ERISA requirements.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dorsey & Whitney LLP

JLS/MOB